Exhibit 99.1

NYSE: MMP

Date: June 2, 2022

Contacts: Magellan Investors:         Magellan Media: Buckeye Media:
Paula Farrell         Bruce Heine buckeye@fticonsulting.com
(918) 574-7650 (918) 574-7010
paula.farrell@magellanlp.com bruce.heine@magellanlp.com

Magellan Midstream to Close Independent Terminals Sale to Buckeye Partners on June 8

TULSA, Okla. and HOUSTON, Texas – Magellan Midstream Partners, L.P. (NYSE: MMP) (“Magellan”) and Buckeye Partners, L.P. (“Buckeye”) announced today that the required regulatory approval process for the sale of Magellan’s independent terminals to Buckeye is nearing its conclusion, with the transaction expected to close on or around June 8.
As announced in June 2021, Magellan agreed to sell its independent terminals network comprised of 26 refined petroleum products terminals with approximately 6 million barrels of storage located primarily in the southeastern U.S. to Buckeye for $435 million. As previously noted, Magellan intends to use the proceeds from this transaction consistent with its stated capital allocation priorities, including potential equity repurchases.
“Magellan would like to thank all of the employees dedicated to these facilities for their contributions and professionalism throughout the years and during this time of transition, and we wish them much success in the future,” said Aaron Milford, Magellan’s chief executive officer.
Todd Russo, Buckeye’s chief executive officer, added, “These terminals are highly complementary to Buckeye’s existing terminal business and enable us to further strengthen our offering to our valued customers in the southeastern U.S., and nationally. The team is excited to integrate these assets into our diversified global terminal network, and we welcome our new team members as we begin what will be a seamless transition for all customers.”

Exhibit 99.1
About Magellan Midstream Partners, L.P.
Magellan Midstream Partners, L.P. (NYSE: MMP) is a publicly traded partnership that primarily transports, stores and distributes refined petroleum products and crude oil. Magellan owns the longest refined petroleum products pipeline system in the country, with access to nearly 50% of the nation’s refining capacity, and can store more than 100 million barrels of petroleum products such as gasoline, diesel fuel and crude oil. More information is available at www.magellanlp.com.

About Buckeye Partners, L.P.
Buckeye Partners, L.P., a wholly owned investment of the IFM Global Infrastructure Fund, owns and operates a diversified global network of integrated assets providing liquid petroleum product logistics solutions. Across every aspect of the business – including its approximately 5,500 miles of domestic pipeline, more than 115 liquid petroleum products terminals and over 125 million barrels of tank capacity – Buckeye focuses on responsibly providing world-class service to meet the changing energy needs of its customers. As part of this business priority and commitment to its customers, Buckeye is increasingly diversifying its platform to advance energy transition initiatives and decarbonization efforts. For more information about Buckeye and its ESG efforts, visit www.buckeye.com.
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Except for statements of historical fact, this news release constitutes forward-looking statements as defined by federal law. Although management of Magellan Midstream Partners, L.P. and Buckeye Partners, L.P. believe such statements are based on reasonable assumptions, such statements necessarily involve known and unknown risks and uncertainties that may cause actual outcomes to be materially different. Factors that could lead to material changes in performance are described in Magellan’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended Dec. 31, 2021 and subsequent reports on Forms 8-K and 10-Q. You are urged to carefully review and consider the cautionary statements and other disclosures made in those filings, especially under the headings “Risk Factors” and “Forward-Looking Statements.” Forward-looking statements made by Magellan and Buckeye in this news release are based only on information currently known, and the companies undertake no obligation to revise their forward-looking statements to reflect future events or circumstances.